EXHIBIT 10.146

              AMENDMENT NUMBER SEVEN TO LOAN AND SECURITY AGREEMENT

      This Amendment Number Seven to Loan and Security Agreement ("Amendment") is entered into as of September 21, 2004, by and between BLUEGREEN CORPORATION, f/k/a Patten Corporation, a Massachusetts corporation ("Borrower"), and WELLS FARGO FOOTHILL, INC., a California corporation, f/k/a/ Foothill Capital Corporation ("Foothill"), in light of the following:

      FACT ONE: Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of September 23, 1997, as Amended by that certain Amendment Number One to Loan and Security Agreement dated as of December 1, 2000, as further amended by that certain Amendment Number Two to Loan and Security Agreement dated as of November 9, 2001, that certain Amendment Number Three to Loan and Security Agreement dated as of August 28, 2002, that certain Amendment Number Four to Loan and Security Agreement dated as of March 26, 2003, that certain Amendment Number 5 to Loan and Security Agreement dated as of September 1, 2003, and that certain Amendment Number 5 to Loan and Security Agreement dated as of April 2, 2004 (as amended, the "Agreement").

      FACT TWO: Borrower and Foothill desire to amend the Agreement as provided for and on the conditions herein.

      NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

      1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

      2. AMENDMENTS.

            (a) The following new definitions are added to Section 1.1 of the
Agreement:

                  ""Seventh Amendment" means that certain Amendment Number Seven to Loan and Security Agreement dated as of September ___, 2004, executed by Borrower and Foothill."

                  ""D Line Advances" has the meaning set forth in Section 2.11 hereof."

                  ""D Line Borrowing Base" means an amount equal to the sum of ninety percent (90%) of the unpaid principal balance, at the time of the advance with respect to Pledged D Notes, discounted to thirteen percent (13%), at the time of the advance with respect to fixed rate notes if the minimum weighted average coupon rate of the entire Pledged D Note Pool is less than thirteen percent (13%)."

                  ""Pledged D Notes" means a note or notes which conforms to the standards set forth in Schedule PN-A attached hereto and incorporated by reference hereby, and which is pledged to secure advances under the D Line Advances."

            (b) The definition of "Pledged Note(s)" in Section 1.1 of the Agreement is deleted in its entirety and the following substituted in its place and stead:

                  ""Pledged Note(s)" means collectively the Pledged A Notes, the Pledged B Notes, the Pledged C Notes, the Pledged D Notes, and the Pledged T Notes."

            (c) Section 2.1(a) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "(a) In addition to the Land Inventory Advances set forth in
                  Section 2.2 hereof, the Term Loan and B Line Advances set forth in Section 2.3 hereof, the Pledged T Note Advances set forth in Section 2.8 hereof, the C Line Advances set forth in
                  Section 2.9 hereof, and the D Line Advances set forth in
                  Section 2.11 hereof, subject to the terms and conditions of this Agreement, and further for a period through and including December 31, 2006 only, and further provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically, Section 6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged A Notes ("A Line Advances") in an amount not to exceed the A Line Borrowing Base."

            (d) Section 2.2(a) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "(a) In addition to the A Line Advances set forth in Section
                  2.1 hereof, the Term Loan and B Line Advances set forth in
                  Section 2.3 hereof, the Pledged T Note Advances set forth in
                  Section 2.8 hereof, the C Line Advances set forth in Section
                  2.9 hereof, and the D Line Advances set forth in Section 2.11 hereof, subject to the terms and conditions of this Agreement, and further for a period through and including December 31, 2006 only, and provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically,
                  Section 6.13 hereof, Foothill agrees to make non-revolving advances to Borrower in an amount not to exceed the Land Inventory Borrowing Base ("Land Inventory Advances") to enable it to buy and develop Approved Land Projects for subsequent resale to the public. Land Inventory Advances shall be used for this and for no other purpose. All such acquired assets shall become Collateral. At Foothill's request, Borrower shall execute a Secured Promissory Note to evidence the borrowings under this Section 2.2."

            (e) Section 2.3(a) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "(a) In addition to the A Line Advances set forth in Section
                  2.1 hereof, the Land Inventory Advances set forth in Section
                  2.2 hereof, the Pledged T Note Advances set forth in Section
                  2.8 hereof, the C Line Advances set forth in Section 2.9 hereof, and the D Line Advances set forth in Section 2.11 hereof, subject to the terms and conditions of this Agreement, and for a period through and including December 31, 2006 only, and further provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically,
                  Section 6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged B Notes ("B Line Advances") in an amount not to exceed the lesser of
                  (i) Five Million Dollars ($5,000,000); or (ii) the B Line Borrowing Base."

            (f) Section 2.4(c) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "(c) The amount of interest accrued and payable to Foothill on the A Line Advances, B Line Advances, C Line Advances, D Line Advances and T Line Advances shall be no less than fifteen thousand dollars ($15,000) per month; provided, however, that if Borrower seeks to cause all of the Pledged Notes to be released in accordance with the provision of Section 4.8 hereof, there shall be no monthly minimum interest payments as set forth in this sentence for the two months immediately following such release, with a five thousand dollar ($5,000) per month minimum for the third month following release, a ten thousand dollar ($10,000) per month minimum for the fourth month following release, and a fifteen thousand dollar ($15,000) per month minimum for every month thereafter. To the extent that interest accrued hereunder at the rate set forth herein (including the minimum interest rate) would yield less than the foregoing minimum amount, the interest rate chargeable hereunder for the period in question automatically shall be deemed increased to that rate that would result in the minimum amount of interest being accrued and payable hereunder."

            (g) Section 2.8(a) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "(a) In addition to the Pledged A Note Advances set forth in
                  Section 2.1 hereof, the Land Inventory Advances set forth in
                  Section 2.2 hereof, the Term Loan and B Line Advances set forth in Section 2.3 hereof, the C Line Advances set forth in
                  Section 2.9, and the D Line Advances set forth in Section 2.11 hereof, subject to the terms and conditions of this Agreement, and further for a period through and including December 31, 2006 only, and further provided Borrower is not in default hereunder

                  (subject to grace periods, if any), including, specifically,
                  Section 6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged T Notes ("T Line Advances") in an amount not to exceed the T Line Borrowing Base."

            (h) Section 2.9(a) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "(a) In addition to the Pledged A Note Advances set forth in
                  Section 2.1 hereof, the Land Inventory Advances set forth in
                  Section 2.2 hereof, the Term Loan and B Line Advances set forth in Section 2.3 hereof, the Pledged T Note Advances set forth in Section 2.8 hereof, and the D Line Advances set forth in Section 2.11 hereof, subject to the terms and conditions of this Agreement, and further for a period through and including December 31, 2006 only, and further provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically, Section 6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged C Notes ("C Line Advances") in an amount not to exceed in an amount not to exceed the lesser of (i) Five Million Dollars ($5,000,000); or the C Line Borrowing Base."

            (i) There is added a new Section 2.11 to the Loan Agreement as follows:

                  "2.11 Advances Against Pledged D Notes.

                        "(a) In addition to the Pledged A Note Advances set forth in Section 2.1 hereof, the Land Inventory Advances set forth in Section 2.2 hereof, the Term Loan and B Line Advances set forth in Section 2.3 hereof, the T Line Advances set forth in Section 2.8 hereof, and the C Line Advances set forth in Section 2.9, subject to the terms and conditions of this Agreement, and further for a period through and including December 31, 2006 only, and further provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically, Section 6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged D Notes ("D Line Advances") in an amount not to exceed the D Line Borrowing Base.

                        "(b) Anything to the contrary in subsection (a) above notwithstanding, Foothill may reduce its advance rates without declaring an event of default if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of any or all or any portion of its Obligations, or a material impairment of the value or priority of Foothill's security interests in the Collateral.

                        "(c) Foothill shall have no obligation to make D Line Advances to the extent that D Line Advances exceed the sum of Four Million Dollars ($4,000,000) and/or total lending to Borrower would exceed the Maximum Amount.

                        "(d) Borrower agrees to establish and maintain a designated deposit account for the purpose of receiving the proceeds of the advances made by Foothill hereunder. Unless otherwise agreed to in writing by Foothill and Borrower, any advance requested by Borrower and made by Foothill hereunder shall be made to such designated deposit account.

            (j) D Line Advances made pursuant to this Section 2.11 shall not be made more frequently than monthly, or in amounts less than One Hundred Thousand Dollars ($100,000) per advance."

            (k) Sections 3.4, 3.4(a), and 3.4(c) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

                  "3.4 Conditions Precedent to A Line, B Line, C Line, D Line, and T Line Advances.

                        "(a) Foothill shall have received the originals of the Pledged A Notes and/or the Pledged B Notes and/or the Pledged C Notes and/or the Pledged D Notes and/or the Pledged T Notes properly endorsed to Foothill or its agent;

                        "(c) the standards for Pledged A Notes, Pledged C Notes, Pledged D Notes, and Pledged T Notes set forth in Schedule PN-A herein shall be fully complied with and the standards for Pledged B Notes set forth in Schedule PN-B herein shall be fully complied with."

            (l) Schedule PN-A of the Loan Agreement is deleted in its entirety and the replacement schedule PN-A attached hereto and incorporated by reference hereby is substituted in its place and stead.

      3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

      4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

      5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Foothill of an executed copy of this Seventh Amendment.

      6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, title fees, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees, and the reasonable fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

      7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

      8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto. This Agreement may be executed and the signature pages telecopied between the parties. A telefacsimile signature is deemed an original for all purposes.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                      WELLS FARGO FOOTHILL, INC.,
                                      a California corporation, f/k/a FOOTHILL
                                      CAPITAL CORPORATION,

                                      By:
                                         -------------------------------------
                                      Title:
                                            ----------------------------------

                                      BLUEGREEN CORPORATION,
                                      a Massachusetts corporation

                                      By:
                                         -------------------------------------
                                      Title:
                                            ----------------------------------

                                  SCHEDULE PN-A

                         VARIOUS PLEDGED NOTE STANDARDS

      1. Foothill has a valid, direct and perfected first lien/security interest in the note and security therefore and has a valid and perfected first priority right to payments arising thereunder.

      2. The maker of such a note is not a director, officer, their agents, employees or creditors, or any relative or affiliate of Borrower or the foregoing.

      3. (a) With respect to Pledged A Notes, Borrower has received from the purchaser a minimum cash down payment of 10% of the total sales price, no part of which, to Borrower's knowledge, had been advanced or loaned to such purchaser or borrower, directly or indirectly and the average down payment of the entire portfolio of Pledged A Notes must be at least 20%.

      (b) With respect to Pledged C and Pledged T Notes, Borrower has received from the purchaser a minimum cash down payment of 10% of the total sales price, no part of which, to Borrower's knowledge, had been advanced or loaned to such purchaser or borrower, directly or indirectly and the average down payment of the entire portfolio of: (i) Pledged C Notes must be at least 10%, and (ii) Pledged T Notes must be at least 10%; and (iii) Pledged D Notes must be at least 15%.

      4. The notes must provide for consecutive bi-weekly or monthly installments of principal and interest in U.S. funds over a term not exceeding one hundred eighty (180) months from the date of its execution; provided, however, the average remaining term of the entire portfolio of Pledged Notes is no greater than one hundred twenty months (120).

      5. The Pledged Notes must provide for an interest rate of at least eight percent (8%) per annum, if fixed, or Reference Rate plus two percent (2%) if variable, provided, however, that the blended rate of interest for the entire portfolio of Pledged Notes shall not be less than the Reference Rate plus one point five (1.5%).

      6. With respect to Pledged A Notes, Notes generated by purchasers of real property in New York, Connecticut, Rhode Island, Vermont, New Hampshire, Pennsylvania or Maine which provide for an interest rate during the first two years of prime plus two hundred (200) basis points, and interest thereafter of at least prime plus three hundred and forty (340) basis points will be acceptable, if all other standards are met.

      7. Foothill, in its sole and absolute discretion, may, from time to time, require that the instrument is at least thirty days aged from the date of its execution, and at least one monthly installment payment has been made.


                                  Schedule PN-A
                                  -------------
                                        1

      8. (a) With respect to Pledged A Notes and Pledged C Notes, the maker of the Pledged A Note and Pledged C Note is acceptable to Foothill for credit purposes in its sole judgment; has or will acquire marketable title to a purchase parcel from Borrower; and has not purchased more than four parcels in any project.

            (b) With respect to Pledged D and Pledged T Notes, the maker of the Pledged D and Pledged T Note is acceptable to Foothill for credit purposes in its sole judgment; has or will acquire marketable title to a timeshare interval purchased from Borrower; and has not purchased an aggregate of more than four weeks of intervals in all of Borrower's projects.

      9. No Pledged Note will be delinquent more than sixty (60) days past its due date at the time of the advance.

      10. The note and the mortgage securing the same are satisfactory to Foothill and validly enforceable in accordance with their terms; upon the obligors default under the instrument, subject only to notice in a reasonable grace period, payment of the balance of the indebtedness owing under the note may be immediately accelerated and the lien of the mortgage securing the same may be foreclosed; the Note Mortgage has been recorded in the appropriate real estate records where the purchased parcel is located; and the lien of the purchase mortgage is subject only to permitted encumbrances and covenants, conditions, and restrictions, rights of way and other matters of public record acceptable to lender in their sole judgment.

      11. All lot site improvements, if any, which have been covenanted to be provided to the maker of the note shall have been provided, completed, or bonded.

      12. The note in the applicable sales transaction complied with all applicable laws and the purchaser does not have any right of rescission or setoff, or the like.

      13. The Pledged Notes must be from a diverse group of properties and from a diverse geographic area. At least 90% of the purchasers or the makers of the notes must be citizens of the United States or of Canada.

      14. All Pledged Notes must be payable in United States legal tender.

      15. (a) No single Pledged Note can be of a principal amount such that the advance made on such note would exceed One Million Dollars ($1,000,000).

            (b) With respect to Pledged D Notes, no single pledged D Note can be in an amount less than $30,000.

            (c) With respect to Pledged D Notes, the average face value of the entire portfolio of Pledged D Notes can not exceed $50,000.

      16. No single Pledged Note can be of a principal amount such that the advance made on such note equals or exceeds fifty percent (50%) of the outstanding A Line Advances and B Line Advances then outstanding, without taking into effect the proposed advance on such note.


                                  Schedule PN-A
                                  -------------

      17. Policies of Title Insurance, in form reasonably satisfactory to Foothill, shall be delivered to Foothill within sixty (60) days of delivery of each Note Mortgage.

      18. For notes generated by Affiliates of Borrower, Foothill shall be satisfied with the assignment documents transferring such note to Borrower, and the certificate set forth in Section 3.2(c) hereof.

      19. With respect to Pledged C Notes, Pledged D Notes, and Pledged T Notes, each Pledged C Note, Pledged D Note, and Pledged T Note shall be aged at least thirty (30) days from the date of execution thereof.

      20. With respect to Pledged D Notes and Pledged T Notes, Foothill shall have received the originals of: (i) the recorded Note Mortgages and assignments of Note Mortgages within sixteen (16) weeks of the funding of the same by Foothill; and (ii) all other security which serves as security for the repayment of each Pledged D Note and Pledged T Note at the time of funding of the same by Foothill.

      21. With respect to Pledged C Notes, at least one maker of each such note must have a Fair Isaac score of at least 600 with no pending bankruptcy proceeding pending within the preceding three (3) year period prior to execution.

      22. With respect to Pledged C Notes, the maker of each such note must have executed valid and enforceable pre-authorized automated checking account withdrawals for loan payments.

      23. With respect to Pledged C Notes, the term shall not exceed two hundred and forty (240) months.

      24. With respect to Pledged D Notes, at least one maker of each such note must have a Fair Isaac score of at least 625 with no pending bankruptcy proceeding pending within the preceding three (3) year period prior to execution.

      25. With respect to Pledged D Notes, the term shall not exceed one hundred and eighty (180) months.


                                  Schedule PN-A
                                  -------------
                                        3